Comstock Reports First Quarter 2022 Results
•Revenue increased 28% to $8.7 million in Q1 2022 vs. $6.8 million in Q1 2021
•Net income from continuing operations of $2.0 million in Q1 2022 vs. $0.4 million in Q1 2021
•Adjusted EBITDA increased $1.0 million to $1.6 million in Q1 2022 vs. $0.6 million in Q1 2021
RESTON, Va. — May 16, 2022 — Comstock Holding Companies, Inc. (Nasdaq: CHCI) (“Comstock” or the “Company”) announced financial results for the three months ended March 31, 2022.
“Our first quarter performance continues our trend of delivering positive results, demonstrating the strength of our Anchor Portfolio and reliability of our vertically-integrated operating and investment platform,” said Christopher Clemente, Comstock’s Chairman and Chief Executive Officer. “First quarter highlights include the further expansion of our BLVD-branded residential portfolio and the divestiture of our Pennsylvania-based environmental consulting business, allowing us to focus on our rapidly growing core asset management and investment platforms in one of the nation’s most active markets. We are well-positioned to continue to benefit from the ‘flight-to-quality’ trend that has recently turned net absorption of office space positive, also increasing residential occupancy and rents. Strong demand for our portfolio of mixed-use and transit-oriented assets gives me confidence that our market position will contribute to our continued success in future periods.”
Key Performance Metrics1

($ in thousands, except per share data)
		Q1 2022	Q1 2021
	Revenue	$8,731	$6,840

	Income from operations	$1,365	$443
	Net income	2,014	390

	Adjusted EBITDA	$1,606	$617

	Net income per share — diluted	$0.22	$0.05

	Managed Portfolio - # of assets	36	26

[1]	All amounts represent continuing operations. Please see the included financial tables for a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure
Q1 2022 Highlights
•Completed joint venture acquisition of The Ansel, a 250-unit luxury high-rise apartment building at Metro’s Rockville Station in Rockville, Maryland; rebranded as BLVD Ansel, and along with adjacent BLVD Forty Four, positions Comstock as the leading provider in the Rockville Town Center neighborhood.
•Completed the divestiture of Comstock Environmental Services (“CES”) line of business through March 31, 2022 sale to August Mack Environmental, Inc. for approximately $1.4 million of total consideration.

•Executed more than 100,000 square feet of leasing activity on our managed portfolio.
•$0.5 million tax benefit from partial net operating loss valuation allowance release.
About Comstock
Comstock is a leading developer and manager of mixed-use and transit-oriented properties in the Washington, D.C. metropolitan area. As a vertically integrated and multi-faceted asset management and real estate services company, Comstock has designed, developed, constructed, acquired, and managed thousands of residential units and millions of square feet of commercial and mixed-use properties in since 1985, and has been selected by multiple jurisdictions as Master Developer of Public-Private Partnerships responsible for development of some of the largest transit-oriented developments in the Washington, D.C. region. Comstock provides a wide array of real estate-related services that include asset management, strategic capital markets advisory services, development and construction management, marketing and leasing services, office and retail property management, residential property management, and commercial garage management. Comstock is publicly traded on Nasdaq under the ticker symbol CHCI. For more information, please visit: ComstockCompanies.com.
Cautionary Statement Regarding Forward-Looking Statements
This release may include "forward-looking" statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by use of words such as "anticipate," "believe," "estimate," "may," "intend," "expect," "will," "should," "seeks" or other similar expressions. Forward-looking statements are based largely on our expectations and involve inherent risks and uncertainties, many of which are beyond our control. Any number of important factors could cause actual results to differ materially from those in the forward-looking statements. Additional information concerning important risk factors and uncertainties can be found under the heading "Risk Factors" in our latest Annual Report on Form 10-K, as filed with the Securities and Exchange Commission. Comstock specifically disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.
Investor Contact
Christopher Guthrie, CFO
cguthrie@comstockcompanies.com
703-230-1292

Media Contact
Shanna Wilson
swilson@comstockcompanies.com
917-674-3096

COMSTOCK HOLDING COMPANIES, INC.
Consolidated Balance Sheets
(Unaudited; In thousands, except per share data)

	March 31,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$11,560	$15,823
Accounts receivable	802	46
Accounts receivable - related parties	2,505	1,697
Prepaid expenses and other current assets	415	197
Current assets held for sale	—	2,313
Total current assets	15,282	20,076
Fixed assets, net	389	264
Leasehold improvements, net	119	—
Investments in real estate ventures	7,490	4,702
Operating lease assets	7,161	7,245
Deferred income taxes, net	11,766	11,300
Other assets	90	15
Total assets	$42,297	$43,602

Liabilities and Stockholders' Equity
Current liabilities:
Accrued personnel costs	$1,394	$3,468
Accounts payable and accrued liabilities	1,104	783
Current operating lease liabilities	667	616
Current liabilities held for sale	—	1,194
Total current liabilities	3,165	6,061
Credit facility - due to affiliates	5,500	5,500
Operating lease liabilities	6,744	6,745
Total liabilities	15,409	18,306
Commitments and contingencies (Note 7)
Stockholders' equity:
Series C preferred stock; $0.01 par value; aggregate liquidation preference of $17,203; 20,000 shares authorized; 3,441 issued and outstanding as of March 31, 2022 and December 31, 2021	6,765	6,765
Class A common stock; $0.01 par value; 59,780 shares authorized; 8,232 issued and 8,146 outstanding as of March 31, 2022; 8,102 issued and 8,017 outstanding as of December 31, 2021	82	81
Class B common stock; $0.01 par value; 220 shares authorized, issued, and outstanding as of March 31, 2022 and December 31, 2021	2	2
Additional paid-in capital	200,461	200,617
Treasury stock, at cost (86 shares of Class A common stock)	(2,662)	(2,662)
Accumulated deficit	(177,760)	(179,507)
Total stockholders' equity	26,888	25,296
Total liabilities and stockholders' equity	$42,297	$43,602

COMSTOCK HOLDING COMPANIES, INC.
Consolidated Statements of Operations
(Unaudited; In thousands, except per share data)

	Three Months Ended March 31,
	2022	2021
Revenue	$8,731	$6,840
Operating costs and expenses:
Cost of revenue	6,935	6,078
Selling, general, and administrative	387	299
Depreciation and amortization	44	20
Total operating costs and expenses	7,366	6,397
Income (loss) from operations	1,365	443
Other income (expense)
Interest expense	(59)	(58)
Gain (loss) on real estate ventures	252	6
Other income (expense), net	—	1
Income (loss) from continuing operations before income tax	1,558	392
Provision for (benefit from) income tax	(456)	2
Net income (loss) from continuing operations	2,014	390
Net income (loss) from discontinued operations, net of tax	(267)	(143)
Net income (loss)	$1,747	$247

Weighted-average common stock outstanding:
Basic	8,340	8,166
Diluted	8,974	8,997

Net income (loss) per share:
Basic - Continuing operations	$0.24	$0.05
Basic - Discontinued operations	(0.03)	(0.02)
Basic net income (loss) per share	$0.21	$0.03

Diluted - Continuing operations	$0.22	$0.05
Diluted - Discontinued operations	(0.03)	(0.02)
Diluted net income (loss) per share	$0.19	$0.03

COMSTOCK HOLDING COMPANIES, INC.
Non-GAAP Financial Measures
(Unaudited; In thousands)
Adjusted EBITDA
The following table presents a reconciliation of net income (loss) from continuing operations, the most directly comparable financial measure as measured in accordance with GAAP, to Adjusted EBITDA:

	Three Months Ended March 31,
	2022	2021
Net income (loss) from continuing operations	$2,014	$390
Interest expense, net	59	58
Income taxes	(456)	2
Depreciation and amortization	44	20
Stock-based compensation	197	153
(Gain) loss on equity method investments	(252)	(6)
Adjusted EBITDA	$1,606	$617

We define Adjusted EBITDA as net income (loss) from continuing operations, excluding the impact of interest expense (net of interest income), income taxes, depreciation and amortization, stock-based compensation, and gain or loss on equity method investments.

We use Adjusted EBITDA to evaluate financial performance, analyze the underlying trends in our business and establish operational goals and forecasts that are used when allocating resources. We expect to compute Adjusted EBITDA consistently using the same methods each period.

We believe Adjusted EBITDA is a useful measure because it permits investors to better understand changes over comparative periods by providing financial results that are unaffected by certain non-cash items that are not considered by management to be indicative of our operational performance.
While we believe that Adjusted EBITDA is useful to investors when evaluating our business, it is not prepared and presented in accordance with GAAP, and therefore should be considered supplemental in nature. Adjusted EBITDA should not be considered in isolation, or as a substitute, for other financial performance measures presented in accordance with GAAP. Adjusted EBITDA may differ from similarly titled measures presented by other companies.